Exhibit 4.1

           INVESTMENT AND REGISTRATION RIGHTS AGREEMENT

     This Agreement is made as of June 14, 1996, by and among Natural MicroSystems Corporation, a Delaware corporation ("NMS"), Tek-Nique, Inc., an Illinois corporation ("TEKnique") and the individuals signatory hereto (the "TEKnique Stockholders"), who collectively own all of the outstanding shares of capital stock of TEKnique.

     WHEREAS, pursuant to a Merger Agreement and Plan of Reorganization by and among NMS, TEKnique and the TEKnique Stockholders dated as of this date (the "Merger Agreement"; capitalized terms used herein without definition shall have the meanings given them in the Merger Agreement"), NMS will acquire all of the outstanding capital stock of TEKnique through a merger of a subsidiary of NMS with and into TEKnique; and

     WHEREAS, the Merger Agreement provides that NMS will issue shares of its common stock to the TEKnique Stockholders in consideration for NMS' acquisition of the stock of TEKnique; and

     WHEREAS, it is a condition to the closing under the Merger
Agreement that NMS, TEKnique and the TEKnique Stockholders enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.   Certain Definitions.

     As used in this Agreement, the following terms shall have the following respective meanings:

     (a)  "Commission" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.

     (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     (c)  "Holder" shall mean any holder of Restricted
Securities.

     (d) The terms "register," "registered" and "registration" all refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("registration statement"), and the declaration or ordering of the effectiveness of such registration statement.





     (e) "Restricted Securities" shall mean the NMS Shares issued to the TEKnique Stockholders pursuant to the Merger Agreement (including if any, the Contingent Shares) and any other NMS Shares issued in respect of such shares upon subdivisions, combinations, stock dividends, reclassifications, recapitalizations or similar events, or any other shares of capital stock issued in exchange for or in replacement of the NMS Shares in a merger or otherwise.

     (f) "Registrable Securities" shall have the meaning set forth in the preface of Section 3 below.

     (g) "Registration Expenses" shall mean all expenses incurred by NMS in complying with its obligations under Sections 3 and 4 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for NMS, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

     (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     (h) "Selling Expenses" shall mean all selling commissions and fees and disbursements of counsel for the Holders applicable to the sale of Restricted Securities pursuant to this Agreement.

2.   Restrictions on Transferability; Investment Representations.

     2.1 Restrictions. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act.
Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Restricted Securities held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

     2.2 Restrictive Legend. TEKnique and each of the TEKnique Stockholders understand and acknowledge that the Restricted Securities have not been registered under the Securities Act, or under any applicable blue sky or state securities law, on the grounds that the offering and sale of the Restricted Securities pursuant to the Merger Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and are exempt from qualification pursuant to exemptions available under state securities laws, and that NMS's reliance upon such exemptions is predicated in part upon the representations of TEKnique and each TEKnique Stockholder set forth in this Agreement. TEKnique and each TEKnique Stockholder acknowledge and understand that the

DS1:268694                     -- 2 --






Restricted Securities acquired by TEKnique and each TEKnique Stockholder must be held indefinitely unless such Restricted Securities are subsequently registered under the Securities Act and applicable blue sky and state securities laws or unless an exemption from such registration is available. Each certificate representing the Restricted Securities (unless otherwise permitted by the provisions of Section 2.3 below) shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS NMS RECEIVES AT ITS REQUEST AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE ACQUISITION OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NMS AT THE PRINCIPAL EXECUTIVE OFFICES OF NMS.

NMS shall be entitled to make a notation on its records and give instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.

     2.3 Notice of Proposed Transfers. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to NMS of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by NMS, shall be accompanied, at such Holder's expense, by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to NMS, addressed to NMS, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall transfer such Restricted Securities in accordance with the notice delivered by the Holder to NMS. No such notice or opinion of counsel shall be required in connection with any distribution of the Restricted Securities by TEKnique to the TEKnique Stockholders. NMS will not require an opinion of

DS1:268694                     -- 3 --






counsel for transactions made in reliance on Rule 144 under the Securities Act except in unusual circumstances, the existence of which shall be determined in good faith by the Board of Directors of NMS. Each certificate evidencing the Restricted Securities transferred as provided above shall bear, except if such transfer is made pursuant to an effective registration statement under the Securities Act or Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and NMS such legend is not required in order to establish compliance with any provision of the Securities Act.

     2.4 Investment Representations. TEKnique and each TEKnique Stockholder respectively represent and warrant to NMS that it or such stockholder is or will be acquiring the Restricted Securities for its or such stockholder's own account for investment purposes only and not with a view to distribution (other than a distribution by TEKnique to the TEKnique Stockholders). Each TEKnique Stockholder also respectively represents and warrants that such stockholder (a) has such knowledge and experience in financial and business matters, either alone or with advisors, that such stockholder is capable of evaluating the merits and risks of acquiring the Restricted Securities; (b) has the ability to bear the economic risks of ownership of the Restricted Securities; (c) has been furnished copies of the following: (i) NMS's annual report to stockholders for 1995, (ii) NMS's definitive proxy statement filed with the Commission in connection with its 1996 annual meeting of stockholders, (iii) NMS's annual report on Form 10-K for 1995 and its quarterly report on Form 10-Q for the quarter ended March 31, 1996, each as filed with the Commission, (iv) any other reports or documents filed by NMS with the Commission since such annual report on Form 10-K, and (v) a brief description of the Restricted Securities and any material changes in NMS's affairs that are not disclosed in the documents furnished; and (d) has had the opportunity to ask questions and receive answers concerning NMS, the Merger Agreement and the transaction contemplated thereby, the Restricted Securities and to obtain any additional information which NMS possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the other information furnished.

3. Registration and Sale. Not later than 90 days following the date hereof, NMS shall prepare and file with the Commission a registration statement on Form S-3 covering the sale by the Holders of the Restricted Securities (but excluding fifty percent of the shares issued to each of the Major Stockholders at the Closing) issued to the Holders (the "Registrable Securities"); provided, however that if NMS shall furnish to the Holders a certificate signed by the President of NMS stating that in the good faith judgment of the Board of Directors it would be

DS1:268694                     -- 4 --






seriously detrimental to NMS or its stockholders for a registration statement to be filed in the near future, then NMS's obligation to file such registration statement shall be deferred for a period not to exceed 90 days from the date such certificate is furnished to the Holders.

     (a) Obligations of NMS. In connection with such registration statement, NMS will:

          (i) use its best efforts to cause such registration statement to become effective as soon as is practicable and to remain effective until all Registrable Securities have been sold, but in no event shall NMS be obligated to use its best efforts to cause such registration statement to remain effective as to any Registrable Securities beyond the second anniversary (or the first anniversary if Rule 144 is amended to permit sales of restricted stock thereunder after one year) of the date of the issuance thereof;

          (ii) furnish to the Holders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the public offering of such securities;

          (iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities;

          (iv) use its best efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that NMS shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions; and

          (v) keep each Holder advised in writing as to the status of such registration statement and related blue sky law qualifications.

     (b) Obligations of the Holders. In connection with such registration statement, each Holder will:

          (i) furnish to NMS such information regarding such Holder, the Restricted Securities and any other NMS Shares beneficially held by him or her, and the distribution proposed by such Holder as NMS may reasonably request in

DS1:268694                     -- 5 --






     writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement; and

          (ii) if, after a registration statement becomes effective, NMS advises the holders of Registrable Securities that NMS considers it appropriate for the registration statement to be amended, the Holders of such shares shall suspend any further sales of their Registrable Securities until NMS advises them that the registration statement has been amended.

     (c) Expenses. All Registration Expenses incurred in connection with the registration pursuant to this Agreement shall be borne by NMS. All Selling Expenses shall be borne by the respective Holder selling the Registrable Securities.

4.   Reports Under Exchange Act.

     With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell Restricted Securities to the public without registration or pursuant to a registration on Form S-3, if applicable, NMS agrees, so long as any Restricted Securities shall be held by any Holders, to use its best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the Commission in a timely manner all reports and other documents required of NMS under the Securities Act and the Exchange Act;

     (c) list all Restricted Securities on such securities exchanges as the Common Stock of NMS is listed; and

     (d) furnish to any Holder, so long as such Holder owns any Restricted Securities, forthwith upon written request (i) a written statement by NMS that it has complied with the reporting requirements set forth in subparagraph (c)(1) of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to a registration statement on Form S-3, (ii) a copy of the most recent annual or quarterly report of NMS and such other reports and documents filed by NMS with the Commission, and (iii) such other information (but not any opinion of counsel) as may be reasonably requested by any Holder seeking to avail himself or herself of any rule or regulation of the Commission which permits the selling of any Restricted Securities without registration or pursuant to Form S-3. NMS hereby represents and warrants that as


DS1:268694                     -- 6 --






of the date hereof it qualifies as a registrant whose securities may be resold pursuant to a registration statement on Form S-3.

5.   Indemnification.

     5.1 NMS Indemnification of Holders. NMS will indemnify each Holder, each of such Holder's officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by NMS of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to NMS in connection with any such registration, qualification or compliance, and NMS will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that NMS will not be liable in any such case to the extent that any such claim, loss, damage,, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to NMS by an instrument duly executed by such Holder, controlling person or underwriter, as the case may be, and stated to be specifically for use therein.

     5.2 Holders' Indemnification of NMS. Each Holder will indemnify NMS, each of its directors and officers, each underwriter, if any, of NMS's securities covered by such a registration statement, each person who controls NMS or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such

DS1:268694                     -- 7 --






registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse NMS, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to NMS by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, provided, however, subject to such limitation on the amount of money damages, the provisions of this sentence shall not limit or restrict any other right or action of NMS against the Holders arising out of any such untrue statement or omission contained in any registration statement, prospectus, offering circular or other documents in reliance upon and in conformity with written information furnished to NMS by such Holder in the manner described hereinabove.

     5.3 Procedures. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable

DS1:268694                     -- 8 --






for indemnification hereunder with respect to any settlement or consent to judgment, in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

     5.4 Legal Expenses. In the event of any indemnification hereunder, the Indemnifying Party shall pay the reasonable fees and expenses of counsel for the Indemnified Party or Parties in connection with the claim or litigation to which such indemnification applies.

6.   Transfer of Registration Rights.

     The rights of a Holder under this Agreement may be assigned to a transferee or assignee acceptable to NMS, which acceptance shall not be unreasonably withheld, in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 20% of the transferring Holder's Registrable Securities; provided, however, that NMS must be given written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

7.   Miscellaneous.

     7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within The Commonwealth of Massachusetts.

     7.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.3 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

     7.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effec-tively given upon personal delivery, or three days after deposit in the United States mail, by registered or certified mail (or by airmail, if notice shall be sent outside the United States), postage prepaid, addressed (a) if to NMS, at its principal executive office, attention: President, and (b) if to a Holder at such address as shall be the address of record of the Holder on


DS1:268694                     -- 9 --






the registry of NMS, or at such other address as any Holder may designate in accordance with the terms hereof.

     7.5 Amendment of Agreement. This Agreement may be amended only by a written instrument signed by NMS and by persons holding at least a majority of the Restricted Securities.















































DS1:268694                     -- 10 --






     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STOCKHOLDERS:                     NATURAL MICROSYSTEMS
                                  CORPORATION

     *                            By: /s/ John F. Kennedy
_________________________         Its: Chief Financial Officer
John Alexander

     *
_________________________
Celeste Baril
                                 TEK-NIQUE, INC.
     *
_________________________
Mark Davis                       By: Herbert Pavey
                                 Its: Vice President
     *
_______________________
Jeff Dement
                                 *By: Tek-Nique, Inc.
     *                           Attorney-in-Fact Under Power
_________________________        of Attorney granted June 14, 1996
Michael Firman
                                 By: /s/ Herbert Pavey
     *                           Its: Vice President
_________________________
Mary Hubner

     *
_________________________
Joe Lee

     *
_________________________
Adam Machalek


/s/ Herbert Pavey

     *
_________________________
Tedd Pierce

     *
_________________________
Jeff Putnam


     *
_________________________
Jeff Rego

DS1:268694                     -- 11 --





/s/ Julius Rothschild


     *
________________________
Steve Witt














































                                   -- 12 --